UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (or Date of Earliest Event Reported): November 11, 2019

SilverBow Resources, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-8754	20-3940661
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

575 North Dairy Ashford, Suite 1200
Houston, Texas 77079
(Address of principal executive offices)

(281) 874-2700
(Registrant’s telephone number)

Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SBOW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                     ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On November 11, 2019, G. Gleeson Van Riet, resigned as Executive Vice President and Chief Financial Officer of SilverBow Resources, Inc. (“SilverBow Resources” or the “Company”) and as officer of its subsidiaries effective November 11, 2019. In connection with Mr. Van Riet’s departure from SilverBow Resources, and provided that a separation and release agreement is executed, the Company and Mr. Van Riet have agreed that he will receive certain severance payments and benefits set forth in his Employment Agreement effective March 20, 2017, and amended April 2, 2019, which was filed on March 21, 2017, as Exhibit 10.1 to Form 8-K and April 8, 2019, as Exhibit 10.3 to Form 8-K.
Mr. Van Riet’s departure is not related to any financial performance, policy or control issues, or any disagreements on accounting or financial reporting matters.
With Mr. Van Riet’s resignation, the Board of Directors (the “Board”) of SilverBow Resources appointed Christopher M. Abundis as Chief Financial Officer for the Company in addition to his existing responsibilities at the Company. Accordingly, effective November 12, 2019, Mr. Abundis’ title changed from Senior Vice President, General Counsel and Secretary to Senior Vice President, Chief Financial Officer, General Counsel and Secretary. The change in title reflects an increase in his responsibilities which will now include oversight of SilverBow Resources’ Financial Reporting, Accounting, Finance, Investor Relations and Information Technology functions. Mr. Abundis will serve as the Company’s principal financial officer.
Mr. Abundis, 42, brings with him experience in the energy, legal and financial sectors and extensive service at SilverBow Resources. Prior to his appointment as Senior Vice President, Chief Financial Officer, General Counsel and Secretary, Mr. Abundis served as Senior Vice President, General Counsel and Secretary of SilverBow Resources since March 20, 2017, leading the Company’s legal and administration efforts including the Legal, Human Resources, Corporate Services and Records departments. From April 2016 to March 2017, Mr. Abundis was Vice President, General Counsel and Secretary for the Company. He has served the Board of Directors as Secretary of the Company since August 2012. From February 2007 to August 2012, Mr. Abundis served as Assistant Secretary of the Company and has provided legal consultation in corporate governance, securities law, financial reporting and other corporate related matters in progressive positions of responsibility including Senior Counsel, Counsel and Associate Counsel. He was an officer of SilverBow Resources when it filed for relief under the Bankruptcy Code on December 31, 2015, and throughout the Company’s reorganization and emergence from bankruptcy on April 22, 2016. Prior to beginning his legal career, Mr. Abundis worked for KPMG LLP.
Mr. Abundis received a Bachelor of Business Administration and Master of Science in Accounting from Texas A&M University and a Juris Doctor from South Texas College of Law. He has no family relationships with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company. Mr. Abundis is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
The Board has not approved any changes to Mr. Abundis’ compensation in connection with this increased responsibility. Accordingly, the terms of Mr. Abundis’ Employment Agreement effective March 20, 2017, and amended April 2, 2019, which was filed on March 21, 2017, as Exhibit 10.1 to Form 8-K and April 8, 2019, as Exhibit 10.4 to Form 8-K, are unchanged.

Item 7.01	Regulation FD Disclosure

On November 12, 2019, the Company issued a press release related to the events described in this Form 8-K. The press release is attached to this report as Exhibit 99.1. SilverBow Resources does not intend for this Exhibit 99.1 to be incorporated by reference into its filings under the Securities Exchange Act of 1934.

Item 9.01.    Financial Statements and Exhibits
(d) Exhibit

Exhibit Number	Description

99.1	SilverBow Resources, Inc. press release dated November 12, 2019

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: November 12, 2019

SilverBow Resources, Inc.
By:	/s/ Sean C. Woolverton
Sean C. Woolverton Chief Executive Officer

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